As filed with the Securities and Exchange Commission on November 12, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

374Water Inc.
(Exact name of registrant as specified in its charter)

_______________________

Delaware	88-0271109
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 Southcenter Court, Suite 200

Morrisville, North Carolina 27560

(Address of Principal Executive Offices) (Zip Code)

_______________________

374Water Inc. 2021 Equity Incentive Plan

(Full title of the Plan)

Stephen Jones

Interim Chief Executive Officer and President

374Water Inc.

100 Southcenter Court, Suite 200

Morrisville, North Carolina 27560

(440) 601-9677

(Name, address, including zip code, and telephone number, including area code, of Agent for Service)

Copies to:

Justin “JT” Ho, Esq. Cleary Gottlieb Steen & Hamilton LLP 650 California St Suite 2400 San Francisco, CA 94108	Shuangjun Wang, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006

_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

At the 2025 annual meeting of the stockholders of 374Water Inc. (the “Registrant”), the Registrant’s stockholders approved an amendment to the Registrant’s 2021 Equity Incentive Plan, as amended and restated (the “Plan”), which provides for grants of equity awards to eligible employees, officers and directors of the Registrant and its affiliates. Under the Plan, the number of shares of Common Stock (as defined in the Plan) that may be issued pursuant to the plan was increased by 12,150,000 shares of Common Stock.

This registration statement on Form S-8 (this “Registration Statement”) relates to the additional 12,150,000 shares of Common Stock authorized for future issuance under the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Plan set forth herein are effective.

Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2024 (File No. 333-282471), including the information contained therein, are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

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PART I

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Plan and as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and, as applicable, the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Plan that meets the requirements of Section 10(a) of the Securities Act.

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PART II

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in the Registration Statement by reference:

(a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 28, 2025, pursuant to Section 13(a) of the Exchange Act.

(b)  All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s documents referred to in (a) above.

(c) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission under the Exchange Act on June 13, 2022, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (File No. 000‑27866), filed with the Commission on August 12, 2025).
4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 8‑K (File No. 000‑27866), filed with the Commission on June 20, 2024).
4.3	Description of Capital Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 10-K (File No. 000-27866), filed with the Commission on March 28, 2025).
5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
23.1*	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (reference is made to the signature page hereto).
99.1

374Water Inc. 2021 Equity Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10-Q (File No. 000‑27866), filed with the Commission on August 12, 2025).

107*	Filing Fee Table.

* Filed herewith.

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Item 9. Undertakings

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Center Valley, Pennsylvania, on November 12, 2025.

374Water INC.

Date: November 12, 2025	By:	/s/ Stephen Jones
	Name:	Stephen Jones
	Title:	Interim Chief Executive Officer and President

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POWER OF ATTORNEY

We, the undersigned officers and directors of 374Water Inc. (the “Company”), hereby severally constitute and appoint Stephen Jones and Russell Kline, and each of them singly, as our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen Jones	Interim President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2025
Stephen Jones

/s/ Russell Kline	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2025
Russell Kline

/s/ Deanna Rene Estes	Chairperson of the Board	November 12, 2025
Deanna Rene Estes

/s/ Marc Deshusses	Director	November 12, 2025
Marc Deshusses

/s/ James Pawloski	Director	November 12, 2025
James Pawloski

/s/ Buddie Joe Penn	Director	November 12, 2025
Buddie Joe Penn

/s/ James Vanderhider	Director	November 12, 2025
James Vanderhider

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